Exhibit 99.2
Capital Trust Q2 ’10 Earnings Call
July 28, 2010
10:00 AM ET

Operator:
Hello and welcome to the Capital Trust second quarter 2010 results conference call. Before we begin, please be advised that the forward-looking statements contained in the news release are subject to certain risks and uncertainties including, but not limited to, the success of the Company’s debt restructuring, the continued credit performance of the Company’s loan and CMBS investments, its asset/liability mix, the effectiveness of the Company’s hedging strategy, the rate of repayment of the Company’s portfolio assets and the impact of these events on the Company’s cash flow, as well as other risks indicated from time to time in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances. There will be a Q&A session following the conclusion of this presentation. At that time, I will provide instructions for submitting a question to management. I will now turn the call over to Steve Plavin, CEO of Capital Trust. Please go ahead.

Steve Plavin:	Thank you. Good morning everyone. Thank you for joining us and for your continued interest in Capital Trust.

With me are Geoff Jervis, our Chief Financial Officer and Tom Ruffing our Chief Credit Officer and Head of Asset Management.

Last night we reported our results for the second quarter and filed our 10Q. CT reported net income of $2.9 million or $0.13 per share. Operating income of $6.4 million was primarily reduced by $4 million, the amount by which current period provisions and impairments exceeded the recovery of prior loan loss provisions.

During the quarter we added four loans totaling $82 million and two securities with a book value of $10 million to our loan and security watch lists in addition to recording $19 million of loan loss provisions and $2 million of securities impairments.

The recoveries we achieved during the quarter primarily emanated from transactions with existing sponsors hoping to preserve or enhance their equity in properties acquired at or near the peak of the market. Many sponsors of similar vintage loans do not have the liquidity to make such investments or have incurred such steep losses that maintaining control of the underlying real estate will be very difficult. Nonetheless, working with motivated sponsors to maximize loan recoveries continues to be one of our primary asset management strategies.

Despite persistent uncertainty in the overall economy, lenders and investors are continuing to return to commercial real estate. Many of the street conduit programs are re-starting and loan terms for borrowers are improving with the increased competition and low rates. But most sponsors are still unable to achieve sufficient proceeds to repay their existing loans so borrower demand is weak. Property cash flows remain under intense pressure, substantially below the peak levels anticipated at loan origination. Even with lower cap rates and greater market liquidity, very significant cash flow improvement remains necessary for the full repayment of most loans originated in 2006 and 2007. Many of the loans from these vintages are being kept afloat by low Libor and will be unable to sufficiently recover in order to avoid a workout or foreclosure as final maturity dates approach in 2011 and 2012.

The challenges of the commercial real estate finance markets create new investment opportunities and CT’s asset management business continues to grow. Including our balance sheet assets and all of our third-party managed vehicles, we now manage over $6 billion of commercial real estate loans and securities. As a rated special servicer, we are named on $2.6 billion of loans. The scale and quality of our asset management operation is recognized by our investors. The investment periods for CT Opportunity Partners and CT High Grade Partners II were both extended by a year during the second quarter and we have over $500 million of equity remaining to invest in those vehicles.

Our second quarter results continue to reflect the challenges of CT balance sheet loans and securities originated at or near the peak of the market. We expect challenging market conditions to persist for the next several quarters as commercial property performance typically lags the general economy which is still not yet in full recovery.

And with that, I will turn it over to Geoff to run you through the second quarter financials.

Geoffrey Jervis: Thank you Steve and good morning everyone.

As Steve mentioned, last night we reported results for the second quarter, recording net income of $2.9 million or $0.13 per share.

Net income for the quarter was primarily the result of income from operations, offset partially by $4 million of net reserves and impairments that we took against our loan and security portfolios.

Specifically, we recorded $2.0 million of impairments on four securities and $2.0 million of net provisions for loan losses on nine loans. Loan loss provisions in the second quarter included $19.0 million of provisions against four loans offset by $17.0 million of recoveries associated with loan dispositions and restructurings.

Exclusive of credit provisions, impairments and a $463,000 gain on the extinguishment of debt associated with our consolidated VIEs, operating income was $6.4 million or 29 cents per share during the period......the primary components of this quarter’s operating income were:

Net interest margin of $7.8 million, down over $900,000 from last quarter and $2.6 million from the second quarter of 2009, with the reduction due to asset level non performance, loan and security repayments and, when comparing to 2009, impacts from our new consolidation regime as we are now consolidating additional variable interest entities or VIEs – the accounting change that I discussed last quarter and will review when I discuss the balance sheet.

...other components of operating income were...

Other revenues of $2.2 million, down $2.3 million from the prior period, primarily due to an amendment to the Company’s management agreement with one of the private equity funds it sponsors and manages, CT Opportunity Partners I, LP, the major elements of which were a retroactive reduction in the fees paid to us by the fund and an extension of the fund’s investment period.

...continuing down the income statement...

Other expenses, primarily G&A, were $4.5 million, down $200,000 from the prior quarter, and we recorded $932,000 of income from equity investments, up almost $600,000 from the prior period, as we picked up changes, primarily non cash, in the capital accounts at two of our private equity funds in which we have co-investments.

In total, as mentioned before, net income for the quarter was $2.9 million, however, for the first six months of 2010, net income was ($60.6 million) due primarily to reserve activity in the first quarter.

From a cash flow standpoint, it is important to note that CT’s liabilities include required amortization provisions, in addition to those related to principal repayments. In the second quarter, we redirected over $8.5 million of income to additional amortization of our CDOs and repurchase agreements through net interest margin sweeps and other arrangements and paid $1.25 million of scheduled amortization on our senior credit facility. These provisions obviously put an enormous strain on the Company in terms of its ability to generate net, available cash flow.

Turning to the investment management business, our wholly owned subsidiary, CTIMCO, recorded total third party revenues of $3.2 million for the quarter on a gross basis, which amount is adjusted down by $1.1 million due to the retroactive amendment of the CT Opportunity Partners management agreement that I referred to earlier. In addition to managing its parent, Capital Trust, CTIMCO operates 5 third party private equity vehicles, two of which, CT Opportunity Partners I and CT High Grade Partners II, are currently investing and have over $500 million of uncalled equity capital available for investment. CTIMCO also earns revenue as a CDO collateral manager, and as a special servicer. During the quarter, special servicing fees were $1.2 million, down $300,000 from the previous quarter.

Over to the balance sheet,

As we mentioned last quarter, on January 1st, we adopted FAS 167, requiring us to materially change the presentation of our financial statements. Specifically, the company’s assets and liabilities are segregated into those held directly and those representing the assets and liabilities of certain CMBS and CDO trusts, or variable interest entities (referred to as VIEs), that we are required to consolidate. At year-end, these seven trusts were carried, as securities, at $79 million, and at June 30 these securities were recorded as $2.78 billion of loans and securitized debt obligations of $2.76 billion. In the past, the only VIEs that we consolidated were the 4 CDOs that were issued by CT. Now, with the consolidation of the 7 new VIEs, our total VIE assets are $3.7 billion and our total VIE liabilities are $3.8 billion.

Starting at the top of the balance sheet, Cash at quarter end was $26.5 million. Uses of cash during the quarter included the funding of $700,000 under one existing loan commitment and the funding of a $1.5 million capital call to CT Opportunity Partners. Under the terms of our March debt restructuring, our only “financial” covenant requires maintenance of a minimum cash balance of $5 million, a test that we complied with this quarter. Cash represents the primary source of CT’s liquidity and is earmarked to meet the Company’s unfunded commitments that include $1 million on its loan portfolio and $16 million to its private equity fund co-investments. As I mentioned before, the cash flow that is redirected under the provisions of our CDOs and repurchase agreements, as well as the cash flow used to pay amortization under our senior credit facility, while showing up on our financial statements as income and operating cash flow, are not available to us. When combined with the decline in performance of the portfolio, cash flow available to us is expected to be negative. Therefore, the Company will likely be required to use its existing cash balances to fund not only its loan and fund level commitments, but also to pay for some portion of operating expenses.

At quarter end, our Securities portfolio was comprised of 65 securities with a total net book value of $588 million (7 securities with a carrying value of $17.7 million being held directly and the balance being in VIEs). Activity for the quarter included $7.6 million of principal repayments, and $3.8 million of impairments. In total, we have 13 impaired securities in the portfolio with total gross book value of $102 million and total impairments of $82 million. In addition, we have 14 securities with a total book value of $100 million on our watch list. The directly held, non VIE portfolio has 4 impaired securities with total gross book value of $19.4 million and total impairments of $16.3 million. In addition, the remaining 3 securities in the direct portfolio with a total book value of $14.6 million are on our watch list.

Over to Loans, at quarter end, we held 134 loans with a total carrying value of $3.8 billion. Significant activity for the quarter included $59.4 million of loan satisfactions and principal repayments, one loan with a book balance of $12.1 million was transferred to REO when we foreclosed on the property, one loan with a book balance of $5.5 million was classified as held-for-sale, and one loan with a book balance of $6.6 million was transferred to other assets when we converted our investment to equity in conjunction with a restructuring of a loan. We recorded $19 million of provisions for loan losses against four loans and experienced $17 million in recoveries of previously recorded reserves. In total, 23 of the Company’s loans totaling $865 million of gross book value have recorded reserves of $605 million. In addition to the loans with reserves, the Company maintains a “loan watch list” that is comprised of performing loans of concern that do not carry credit reserves, this watchlist contains 29 loans with a total book balance of $1.0 billion. Looking only at the directly held portfolio, the Company held 34 loans with a carrying value of $723 million and the net reserve activity on this portfolio was $4 million for the quarter ($14 million of provisions less a $10 million recovery of prior period losses). In the aggregate, 10 loans with $477 million of gross book value have recorded reserves of $373 million and 10 of the direct portfolio’s loans with carrying values of $232 million are on the watchlist.

Equity investments in unconsolidated subsidiaries reflects our co-investments in certain of our investment management funds. The balance is comprised of a small remaining position in CT Mezzanine Partners III, and our $25 million co-investment in CT Opportunity Partners, of which we have funded $8.7 million to date. Differences between our fundings and the carrying value of this account are almost exclusively due to the pick up of non cash fair value adjustments at the fund. The fund carries its assets and liabilities at fair value, as opposed to amortized cost, with periodic changes in these values flowing though the fund’s income statement — changes that we pick up under the equity method of accounting.

On the liability side, our recourse debt is comprised of repurchase obligations, a senior credit facility and junior subordinated notes, for aggregate recourse debt of $671 million.

During the quarter, we continued to reduce borrowings under our repurchase agreements through principal and net interest margin sweeps, with total outstanding balances at quarter end of $429 million, down $16 million from the prior quarter. These facilities all mature in March of 2011 and, given the subordinate nature of our investments, the performance of these investments and the levels of current leverage against these investments, there can be no assurances that we will be able to find replacement financing.

Our senior credit facility balance declined slightly during the quarter, as mandatory amortization payments exceeded capitalized interest provisions. This facility is co-terminus with our repurchase agreements and, like the repurchase agreements, there can be no assurances that we will be able to find replacement financing.

Our junior subordinated notes, the most subordinate part of our debt capital structure, also restructured in 2009, continue to accrete to their restructured face balance of $144 million. These debentures carry an interest rate of 1% through 2012, when they revert back to their prior coupon of 7.2%, and ultimately mature in 2036.

Looking at our securitized debt, this account represents the liabilities of our consolidated VIEs, our 4 CT CDOs and the 7 newly consolidated VIE trusts. During the quarter, this account decreased by $59 million, a result of $54 million from repayments due to the application of collateral principal proceeds and $5 million in interest income redirection.

Interest rate hedge liabilities increased by $4.3 million from quarter to quarter with the change in value picked up as a decrease to equity.

Finally, our shareholders equity account ended the quarter at a deficit of $294 million, a decrease of $3 million from March 31st due primarily to $1.9 million of non-credit related impairments on securities, and the $4.3 million decline in the fair value of interest rate swaps, all of which were partially offset by net income.... and...on a per share basis, book value per share stood at negative $13.11 at June 30th.

With that, I will turn it back to Steve.

Steve Plavin:	Thank you Geoff. Natasha you can open the call for questions.

Operator:
At this time, if you would like to ask a question, please press the “star” and “one” on your touchtone phone. You may withdraw yourself from the queue at any time by pressing the “pound” key. Once again, it’s “star” and “one” to ask a question. We’ll pause momentarily to allow questions to enter the queue.

Operator:	It appears we have no questions at this time.

Steve Plavin:	Thank you very much. We look forward to reporting to you next quarter.

Operator:	That concludes today’s conference. You may disconnect at this time.
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